Exhibit 99.2

City Savings Financial Corporation

Accountants’ Report and Consolidated Financial Statements

June 30, 2007 and 2006

Independent Accountants’ Report

To the Board of Directors

City Savings Financial Corporation

Michigan City, Indiana

We have audited the accompanying consolidated balance sheets of City Savings Financial Corporation as of June 30, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of City Savings Financial Corporation as of June 30, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Indianapolis, Indiana

October 9, 2007

City Savings Financial Corporation

Consolidated Balance Sheets

June 30, 2007 and 2006

	2007	2006
Assets
Cash and due from banks	$1,536,867	$2,103,655
Interest-bearing deposits	152,222	154,511

Cash and cash equivalents	1,689,089	2,258,166
Interest-bearing time deposits	100,000	100,000
Investment securities
Available for sale	16,162,240	17,129,640
Held to maturity (fair value of $122,281 and $144,054)	121,689	144,054

Total investment securities	16,283,929	17,273,694
Loans held for sale	137,207	325,000
Loans, net of allowance for loan losses of $2,964,943 and $2,575,665	97,450,276	109,811,842
Premises and equipment	3,751,202	3,933,577
Federal Home Loan Bank stock	1,526,100	1,724,600
Interest receivable	821,169	858,283
Cash value of life insurance	2,753,119	2,652,669
Other assets	1,926,551	2,341,277

Total assets	$126,438,642	$141,279,108

Liabilities
Deposits
Noninterest-bearing	$3,292,999	$3,393,693
Interest-bearing	81,636,967	90,348,638

Total deposits	84,929,966	93,742,331
Federal Home Loan Bank advances	20,968,546	27,806,374
Other borrowings	5,750,303	5,687,908
Other liabilities	2,827,826	1,783,437

Total liabilities	114,476,641	129,020,050

Shareholders’ Equity
Common stock, no par value
Authorized—20,000,000 shares
Issued and outstanding—565,863 shares	5,380,638	5,392,017
Retained earnings	6,994,946	7,654,683
Unearned recognition and retention plan (RRP) shares	—	(146,727)
Unearned employee stock ownership plan (ESOP) shares	(210,859)	(266,616)
Accumulated other comprehensive loss	(202,724)	(374,299)

Total shareholder’s equity	11,962,001	12,259,058

Total liabilities and shareholders’ equity	$126,438,642	$141,279,108

See Notes to Consolidated Financial Statements	2

City Savings Financial Corporation

Consolidated Statements of Operations

Years Ended June 30, 2007 and 2006

	2007	2006
Interest Income
Loans receivable	$7,794,773	$8,385,987
Investment securities	723,360	727,383
Federal Home Loan Bank stock	72,649	82,837
Interest-bearing deposits	26,050	82,189

Total interest income	8,616,832	9,278,396

Interest Expense
Deposits	3,671,629	3,816,598
Federal Home Loan Bank advances	1,036,798	850,886
Other borrowings	468,117	402,934

Total interest expense	5,176,544	5,070,418

Net Interest Income	3,440,288	4,207,978
Provision for loan losses	1,135,000	812,285

Net Interest Income After Provision for Loan Losses	2,305,288	3,395,693

Other Income
Service charges on deposit accounts	172,662	156,533
Net realized gains (losses) on sales of available-for-sale securities	(18,374)	10,176
Net gains on loan sales	169,669	258,311
Increase in value of life insurance	100,450	80,099
Other income	251,580	350,101

Total other income	675,987	855,220

Other Expenses
Compensation and benefits	1,913,600	2,372,394
Net occupancy expenses	221,692	267,454
Equipment expense	230,233	285,062
Professional fees	264,838	143,935
Advertising	85,965	185,007
Data processing	196,859	211,102
Other expenses	940,163	1,286,495

Total other expenses	3,853,350	4,751,449

Loss Before Income Tax	(872,075)	(500,536)
Income tax benefit	(382,098)	(343,762)

Net Loss	$(489,977)	$(156,774)

See Notes to Consolidated Financial Statements	3

City Savings Financial Corporation

Consolidated Statements of Shareholders’ Equity

Years Ended June 30, 2007 and 2006

	Common Stock	Retained Earnings	Unearned Compensation	Unearned ESOP Shares	Accumulated Other Comprehensive Income (Loss)	Total
Balances, July 1, 2005	$5,199,850	$7,979,654	$(220,020)	$(311,052)	$(84,494)	$12,563,938
Comprehensive income
Net loss		(156,774)				(156,774)
Other comprehensive income, unrealized loss on securities, net of tax of $190,000					(289,805)	(289,805)

Comprehensive loss						(446,579)
Dividends on common stock, $.30 per share		(168,197)				(168,197)
Distribution of earned RRP shares			73,293			73,293
Stock options exercised	147,020					147,020
ESOP shares earned	45,147			44,436		89,583

Balances, June 30, 2006	5,392,017	7,654,683	(146,727)	(266,616)	(374,299)	12,259,058
Comprehensive income
Net loss		(489,977)				(489,977)
Other comprehensive income, unrealized gain on securities, net of tax of $113,000		.			171,575	171,575

Comprehensive loss						(318,402)
Dividends on common stock, $.30 per share		(169,760)				(169,760)
Distribution of earned RRP shares			69,663			69,663
Share based compensation expense	12,195					12,195
Reclassification of unearned compensation to common stock upon adoption of 123(R)	(77,064)		77,064
ESOP shares earned	53,490			55,757		109,247

Balances, June 30, 2007	$5,380,638	$6,994,946	$—	$(210,859)	$(202,724)	$11,962,001

See Notes to Consolidated Financial Statements	4

City Savings Financial Corporation

Consolidated Statements of Cash Flows

Years Ended June 30, 2007 and 2006

	2007	2006
Operating Activities
Net loss	$(489,977)	$(156,774)
Items not requiring (providing) cash
Provision for loan losses	1,135,000	812,285
Depreciation	193,627	229,331
Deferred income tax	(489,311)	382,451
Proceeds from sale of mortgage loans	26,331,792	25,844,998
Mortgage loans originated for sale	(25,594,470)	(25,441,675)
Investment securities amortization, net	58,343	69,165
Investment securities (gains) losses	18,374	(10,176)
Amortization of RRP shares	69,663	73,293
Amortization of ESOP shares	109,247	89,583
Gains on loan sales	(169,669)	(258,311)
Increase in cash value of life insurance	(100,450)	(80,099)
Share based compensation expense	12,195	—
Net change in
Interest receivable	37,114	26,579
Other assets	791,548	(687,931)
Other liabilities	1,044,389	(815,165)

Net cash provided by operating activities	2,957,415	77,554

Investing Activities
Purchases of securities available for sale	—	(4,353,384)
Proceeds from sales of securities available for sale	851,204	714,432
Proceeds from maturities, calls and paydowns of securities available for sale	323,543	1,137,717
Proceeds from maturities and paydowns of securities held to maturity	22,365	15,248
Net change in loans	10,846,706	15,012,093
Purchases of premises and equipment	(11,252)	(633,187)
Redemption of FHLB stock	198,500	—

Net cash provided by investing activities	12,231,066	11,892,919

Financing Activities
Net change in
Demand and savings deposits	(3,293,261)	(2,519,206)
Certificate of deposits	(5,519,104)	(29,122,215)
Proceeds from FHLB advances	53,500,000	84,250,000
Payments on FHLB advances	(60,337,828)	(67,370,584)
Net change from other borrowings	62,395	(1,234,177)
Proceeds from stock options exercised	—	147,020
Cash dividends	(169,760)	(168,197)

Net cash used in financing activities	(15,757,558)	(16,017,359)

Net Change in Cash and Cash Equivalents	(569,077)	(4,046,886)
Cash and Cash Equivalents, Beginning of Year	2,258,166	6,305,052

Cash and Cash Equivalents, End of Year	$1,689,089	$2,258,166

Additional Cash Flows Information
Interest paid	$5,157,260	$5,036,981
Income tax paid (refunded)	(441,186)	143,816

See Notes to Consolidated Financial Statements	5

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Note 1: Nature of Operations and Summary of Significant Accounting Policies

The accounting and reporting policies of City Savings Financial Corporation (Company), its wholly owned subsidiary, City Savings Bank (Bank), and the Bank’s wholly owned subsidiary, City Savings Financial Services, Inc. (CSFS), conform to accounting principles generally accepted in the United States of America and reporting practices followed by the thrift industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a thrift holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state thrift charter and provides full banking services. As a state-chartered thrift, the Bank is subject to regulation by the State of Indiana Department of Financial Institutions, Office of Thrift Supervision, and the Federal Deposit Insurance Corporation.

The Company generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in LaPorte and Porter counties. The Company’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

Consolidation—The consolidated financial statements include the accounts of the Company, Bank, and CSFS after elimination of all material intercompany transactions.

Cash and Cash Equivalents—The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

Investment Securities—Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity and marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in accumulated other comprehensive income, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

See Notes to Consolidated Financial Statements	6

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Loans Held for Sale—Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans are carried at the principal amount outstanding. A loan is impaired when, based on current information or events, it is probable that the Company will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Loans with payment delays not exceeding 90 days outstanding are not considered impaired. Delinquent loans, including loans delinquent greater than 90 days, are reviewed on a loan-by-loan basis to determine which loans are placed on non-accrual status. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. The Company considers its investment in one-to-four family residential loans and consumer loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired and nonaccrual loans is discontinued when, in management’s opinion, the borrower may be unable to make payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans. When a loan is paid off, any unamortized loan origination fee balance is credited to income.

Allowance for loan losses is maintained to absorb losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan portfolio. The allowance is increased by provisions for loan losses charged against income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The Company’s methodology for assessing the appropriateness of the allowance consists of several key elements, which include a general allowance and specific allowances for identified problem loans.

A portion of the allowance is calculated by applying loss factors to certain classified loans, pools of loans and certain unused commitments. Changes in classifications of both performing and nonperforming loans affect the amount of the allowance. Loss factors are based on the Company’s historical loss experience and may be adjusted for significant factors that, in management’s judgement, affect the collectibility of the portfolio as of the evaluation date.

Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.

See Notes to Consolidated Financial Statements	7

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

The unallocated allowance is based upon management’s evaluation of various conditions, the effects of which are not directly measured in the determination of the general and specific allowances. The evaluation of the inherent loss with respect to these conditions is subject to a higher degree of uncertainty because they are not identified with specific credits. The conditions evaluated in connection with the unallocated allowance may include existing general economic and business conditions affecting the Company’s key lending area, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle, and regulatory examination results.

The allowance for loan losses also incorporates the results of measuring impaired loans as provided in SFAS Nos. 114 and 118. A loan is considered impaired when management determines that it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan and the estimated present value of total expected future cash flows, discounted at the loan’s effective rate, or the fair value of the collateral of the loan, if collateral dependent. Impairment is recognized by adjusting an allocation of the existing allowance for loan losses.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of June 30, 2007, the allowance for loan losses is adequate based on information currently available and includes all known and inherent losses that are both probable and reasonable to estimate. A worsening or protracted economic decline in the areas within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss provisions.

Premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over lives ranging from 3 to 40 years. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula.

See Notes to Consolidated Financial Statements	8

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Stock options—At July 1, 2006, the Bank has a stock-based employee compensation plan, which is described more fully in Note 13. Prior to 2006, the Bank accounted for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, in the year ended June 30, 2006, no stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock at the grant date.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

2006
Net loss, as reported	$(157)
Less: Total stock-based employee compensation cost determined under the fair value based method, net of income taxes	(28)

Pro forma net loss	$(185)

Effective July 1, 2006, the Bank adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment. The Bank selected the modified prospective application. Accordingly, after July 1, 2006, the Bank began expensing the fair value of stock options granted, modified, repurchased or cancelled.

Note 2: Restriction on Cash

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at June 30, 2007 was $116,000.

See Notes to Consolidated Financial Statements	9

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Note 3: Investment Securities

	2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
Federal agencies	$6,866	$1	$(118)	$6,749
Mortgage-backed securities	236	1	—	237
State and municipal	8,109	3	(147)	7,965
Corporate obligations	1,283	—	(72)	1,211

Total available for sale	16,494	5	(337)	16,162
Held to maturity—mortgage-backed securities	122	—	—	122

Total investment securities	$16,616	$5	$(337)	$16,284

	2006
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
Federal agencies	$7,736	$—	$(245)	$7,491
Mortgage-backed securities	326	—	(11)	315
State and municipal	8,397	1	(229)	8,169
Corporate obligations	1,292	—	(137)	1,155

Total available for sale	17,751	1	(622)	17,130
Held to maturity—mortgage-backed securities	144	—	—	144

Total investment securities	$17,895	$1	$(622)	$17,274

At June 30, 2007 and 2006, mortgage-backed securities available for sale and held to maturity consisted solely of Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association issues.

See Notes to Consolidated Financial Statements	10

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

The amortized cost and fair value of securities available for sale at June 30, 2007, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within one year	$715	$714	$—	$—
One to five years	3,895	3,832	—	—
Five to ten years	8,143	7,958	—	—
Thereafter	3,505	3,421	—	—
Mortgage-backed securities	236	237	122	122

Totals	$16,494	$16,162	$122	$122

Certain investments in debt and equity securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at June 30, 2007 and 2006 was $14,717,000 and $16,911,000, which is approximately 90 and 98 percent of the Company’s available-for-sale and held-to-maturity investment portfolio. These declines primarily resulted from recent increases in market interest rates, a decline in credit ratings and information provided by regulatory bodies.

Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary.

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2007:

	Less Than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Federal agency	$893	$(5)	$5,657	$(113)	$6,550	$(118)
State and municipal	1,181	(13)	5,775	(134)	6,956	(147)
Corporate obligation	293	(13)	918	(59)	1,211	(72)

Total temporarily impaired securities	$2,367	$(31)	$12,350	$(306)	$14,717	$(337)

See Notes to Consolidated Financial Statements	11

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2006:

	Less Than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Federal agency	$4,962	$(127)	$2,529	$(118)	$7,491	$(245)
Mortgage-backed securities	—	—	315	(11)	315	(11)
State and municipal	4,715	(122)	3,235	(107)	7,950	(229)
Corporate obligation	—	—	1,155	(137)	1,155	(137)

Total temporarily impaired securities	$9,677	$(249)	$7,234	$(373)	$16,911	$(622)

Securities with a carrying value of $11,037,000 and $11,947,000 were pledged at June 30, 2007 and 2006 to secure certain borrowings and for other purposes as permitted or required by law.

Proceeds from sales of securities available for sale during 2007 and 2006 totaled $851,000 and $714,000 with gross losses of $18,000 in 2007 and $0 for 2006 and gross gains of $0 in 2007 and $10,000 in 2006 recognized on those sales. The tax benefit for the losses on security transactions for 2007 was $7,200 and $0 for 2006 and the tax expense for gains on security transactions of $0 in 2007 and $4,000 in 2006.

Note 4: Loans and Allowance

	2007	2006
Commercial and industrial loans not secured by real property	$9,542	$10,292
Real estate loans
One-to-four family	47,894	52,035
Commercial	23,302	25,564
Land	5,265	6,161
Multi-family	681	1,234
Construction loans	9,625	14,254
Individuals’ loans for household and other personal expenditures	7,242	8,961

	103,551	118,501
Unamortized deferred loan fees, net	(75)	(96)
Undisbursed portion of loans	(3,061)	(6,017)
Allowance for loan losses	(2,965)	(2,576)

Total loans	$97,450	$109,812

See Notes to Consolidated Financial Statements	12

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

	2007	2006
Allowance for loan losses
Balances, beginning of year	$2,576	$2,337
Provision for losses	1,135	812
Loans charged off, net of recoveries of $52 for 2007 and $82 for 2006	(746)	(573)

Balances, end of year	$2,965	$2,576

Information on impaired loans is summarized below.

	2007	2006
Impaired loans with an allowance	$4,944	$3,829
Impaired loans for which the discounted cash flows or collateral value exceeds the carrying value of the loan	577	3,237

Total impaired loans	$5,521	$7,066

Allowance for impaired loans (included in the Company’s allowance for loan losses)	$2,198	$1,465

	2007	2006
Average balance of impaired loans	$6,615	$7,181
Interest income recognized on impaired loans	328	395
Cash-basis interest included above	116	167

The following table summarizes the Company’s non-performing loans:

	2007	2006
Non-accrual	$1,464	$3,288
Loans more than 90 days past due and still accruing	40	—

Total non-performing loans	$1,504	$3,288

See Notes to Consolidated Financial Statements	13

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Note 5: Premises and Equipment

	2007	2006
Land	$1,412	$1,412
Buildings	2,583	2,573
Equipment	1,427	1,489
Construction in process	—	10

Total cost	5,422	5,484
Accumulated depreciation	(1,671)	(1,550)

Net	$3,751	$3,934

Note 6: Deposits

	2007	2006
Demand and money market deposits	$24,647	$26,406
Savings deposits	8,160	9,694
Certificates and other time deposits of $100,000 or more	15,208	13,874
Other certificates and time deposits	36,915	43,768

Total deposits	$84,930	$93,742

Certificates and other time deposits maturing in years ending June 30:

2008	$34,953
2009	8,047
2010	5,828
2011	1,063
2012	833
Thereafter	1,399

$52,123

Deposits from related parties held by the Bank at June 30, 2007 and 2006 totaled $1,066,000 and $892,000.

See Notes to Consolidated Financial Statements	14

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Note 7: Federal Home Loan Bank Advances

Federal Home Loan Bank advances totaled $20,969,000 and $27,806,000 at June 30, 2007 and 2006. At June 30, 2007, the advances were at interest rates ranging from 3.00 to 5.64 percent.

The Federal Home Loan Bank advances are secured by first-mortgage loans and investment securities totaling $35,549,000. Advances are subject to restrictions or penalties in the event of prepayment.

Maturities in years ending June 30

2008	$17,038
2009	745
2010	1,707
2011	175
2012	252
Thereafter	1,052

$20,969

Note 8: Other Borrowings

	2007	2006
Subordinated debt	$5,155	$5,155
Federal funds purchased	595	533

Total other borrowings	$5,750	$5,688

In 2003, the Company formed the City Savings Statuary Trust I (the Trust) and the Trust issued 5,000 floating Preferred Trust Securities with a liquidation amount of $1,000 per preferred Security in a private placement to an offshore entity for an aggregate offering price of $5,000,000. The proceeds of $5,000,000 were used by the Trust to purchase $5,155,000 in Floating Rate Subordinated Debentures from the Company. The Debentures and Securities have a term of 30 years, bear interest at the annual rate of 8.46 percent adjusted quarterly at the rate of the 3-Month LIBOR plus 3.10 percent. The proceeds of the offering was used for general corporate purposes of the Company.

The Company has a $4,000,000 line of credit from another financial institution. Interest accrues on the account at the federal funds borrowing rate. As of June 30, 2007 and 2006, the borrowings outstanding on the line were $595,000 and $533,000, respectively.

See Notes to Consolidated Financial Statements	15

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Note 9: Income Tax

	2007	2006
Income tax expense (benefit)
Currently payable
Federal	$107	$(693)
State	(1)	(33)
Deferred
Federal	(433)	414
State	(55)	(32)

Total income tax benefit	$(382)	$(344)

Reconciliation of federal statutory to actual tax expense
Federal statutory income tax at 34%	$(296)	$(170)
Tax-exempt interest	(99)	(95)
Other nontaxable income	(34)	(27)
Effect of state income taxes	(37)	(43)
Non-deductible professional fees	86	—
Other	(2)	(9)

Actual tax expense	$(382)	$(344)

Effective tax rate	(43.8)%	(68.8)%

See Notes to Consolidated Financial Statements	16

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

A cumulative net deferred tax asset of $1,060,000 at June 30, 2007 is included in other assets. The components of the net asset are as follows:

	2007	2006
Assets
Securities available for sale	$133	$245
Alternative minimum tax credit carryforward	116	—
Non accrual loan interest	23	—
Charitable contribution carryforward	6	—
Allowance for loan losses	466	463
Federal and state net operating loss carryforward	397	136
Deferred compensation	344	282
Pensions and employee benefits	12	12
Other real estate owned	5	5

Total assets	1,502	1,143

Liabilities
Depreciation	(247)	(246)
FHLB stock dividend	(54)	(61)
Prepaid expenses	(45)	(61)
State tax adjustment	(96)	(90)

Total liabilities	(442)	(458)

	$1,060	$685

The Company has a federal and state net operating loss carryover of $669,000 and $2,202,000 which expires in 2026 and 2025, respectively. In addition, the Company has a federal alternative minimum tax credit carryforward of $116,000 which has no expiration date. Management believes that the tax benefit of the carryover items will be utilized before their expiration so they have not set up a valuation allowance against the deferred tax asset.

No valuation allowance was necessary for 2007 and 2006.

Retained earnings include approximately $543,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions as of June 30, 1987 for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which income would be subject to the then-current corporate income tax rate. At June 30, 2007, the unrecorded deferred income tax liability on the above amount was approximately $209,000.

See Notes to Consolidated Financial Statements	17

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Note 10: Commitments and Contingent Liabilities

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and letters of credit, which are not included in the accompanying financial statements. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making such commitments as they do for instruments that are included in the consolidated balance sheets.

Financial instruments whose contract amount represents credit risk were as follows:

	2007	2006
Loan commitments
At variable rates	$817	$4,387
At fixed rates of 7.5% at June 30, 2007	3,448	2,058
Letters of credit	3,155	3,349
Unused lines of credit	7,866	8,458

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, real property, equipment, and income-producing commercial properties.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.

City Savings Bank amended employment agreements with Thomas F. Swirski, CEO and George L. Koehm, CFO on June 14, 2006. Pursuant to the merger of Laporte Bancorp and the Company, Mr. Swirski and Mr. Koehm will cancel all employment agreements and will receive as compensation approximately $385,000 and $215,000, respectively. In addition, the amount of any payment to Mr. Swirski and Mr. Koehm listed above shall be reduced, if necessary, in order that such payment shall not constitute an “excess parachute payment” as defined in Code Section 280G.

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company. There are currently two lawsuits pending against the Company that allege negligent disbursement of loan proceeds to two separate construction contractors. The Company has not accrued an amount related to these lawsuits as management has determined the likelihood of loss is remote and cannot reasonably estimate the amount of loss related to this litigation.

See Notes to Consolidated Financial Statements	18

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Note 11: Dividend and Capital Restrictions

The Company is not subject to regulatory restrictions on the payment of dividends to its shareholders, although the source of such dividends depends in part upon the receipt of dividends from the Bank. Without prior approval, current regulations allow the Bank to pay dividends to the Company not exceeding retained net income for the current year plus those for the previous two calendar years.

At the time of conversion, a liquidation account was established in an amount equal to the Bank’s net worth as reflected in the latest statements of condition used in its final conversion offering circular. The liquidation account is maintained for the benefit of eligible deposit account holders who maintain their deposit account in the Bank after conversion. In the event of a complete liquidation, and only in such event, each eligible deposit account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance for deposit accounts then held, before any liquidation distribution may be made to shareholders. Except for the repurchase of stock and payment of dividends, the existence of the liquidation account will not restrict the use or application of net worth. The initial balance of the liquidation account was $5,216,000.

Although well capitalized, under current regulations in effect, the Bank is required to provide notice to the Office of Thrift Supervision before making any capital distributions to the Company.

Note 12: Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and is assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity’s activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank’s operations. At June 30, 2007 and 2006, the Bank was categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since June 30, 2007 that management believes have changed the Bank’s classification.

See Notes to Consolidated Financial Statements	19

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

The Bank’s actual and required capital amounts and ratios are as follows:

	Actual		Required for Adequate Capital		To Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2007
Total risk-based capital (to risk-weighted assets)	$17,211	17.1%	$8,061	8.0%	$10,076	10.0%
Tier 1 capital (to risk-weighted assets)	16,344	16.2	4,030	4.0	6,046	6.0
Core capital (to adjusted total assets)	16,344	12.9	2,526	2.0	7,066	5.0
Core capital (to adjusted tangible assets)	16,344	12.9	5,052	4.0	N/A	N/A
Tangible capital (to adjusted total assets)	16,344	12.9	1,895	1.5	N/A	N/A

As of June 30, 2006
Total risk-based capital (to risk-weighted assets)	$17,222	15.2%	$9,074	8.0%	$11,343	10.0%
Tier 1 capital (to risk-weighted assets)	16,111	14.2	4,537	4.0	6,806	6.0
Core capital (to adjusted total assets)	16,111	11.4	5,652	4.0	7,066	5.0
Core capital (to adjusted tangible assets)	16,111	11.4	2,826	2.0	N/A	N/A
Tangible capital (to adjusted total assets)	16,111	11.4	2,120	1.5	N/A	N/A

Note 13: Employee Benefits

The Company has a retirement savings 401(k) plan in which substantially all employees may participate. The Bank matches employees’ contributions at the rate of fifty percent for the first three percent of base salary contributed by participants. The Company’s expense for the plan was $36,000 and $35,000 for 2007 and 2006.

The Company has a supplemental retirement plan for the benefit of all directors. The plan provides for the continuation of directors fees for 120 months after a director’s status is terminated, subject to a pre-determined vesting schedule. This plan is unfunded and the expense recognized by the Company was $105,000 and $15,000 during 2007 and 2006.

See Notes to Consolidated Financial Statements	20

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Also, the Company has agreements with certain active officers that provide monthly payments based on compensation prior to retirement or death. The charge to expense for the agreements was $52,000 and $133,000 for 2007 and 2006. Such charges reflect the accrual over the period until full eligibility of the present value of benefits due each participant on the full eligibility date.

The Company has established an ESOP covering substantially all employees of the Company and the Bank. The ESOP provides for the Company to issue a put option to any participant who receives a distribution of Company stock. The option permits the participant to sell the stock to the Company at any time during two option periods, as defined in the plan, at the fair market value of the stock. The Company is obligated at the option of each beneficiary to repurchase shares of the ESOP upon the beneficiary’s termination or after retirement. The Company makes annual contributions to the ESOP equal to the ESOP’s debt service less dividends received on unallocated shares. The ESOP acquired 44,436 shares of the Company common stock at $10 per share in the conversion with funds provided by a loan from the Company and the shares pledged as collateral are reported as unearned ESOP shares in the balance sheets. Unallocated ESOP shares totaled 19,996 and 24,440 at June 30, 2007 and 2006 and had a fair value of $679,000 and $580,000. Allocated ESOP shares totaled 22,218 and 17,774 as of June 30, 2007 and 2006 and had a fair value of $754,000 and $422,000. Fair value of the allocated shares is determined by the Company’s stock value at June 30, 2007 and 2006. Shares are released to participants proportionately as the loan is repaid. Dividends on allocated shares are recorded as dividends and charged to retained earnings. Dividends on unallocated shares are used to repay the loan and are treated as compensation expense. Compensation expense is recorded equal to the fair market value of the shares committed to be released. At June 30, 2007, there were 2,222 committed to be released shares and ESOP expense for 2007 and 2006 totaled $109,000 and $90,000.

The Company also has a recognition and retention plan (RRP), which provides for the award and issuance of up to 22,218 shares of the Company’s stock to members of the Board of Directors and management. The RRP has purchased 22,218 shares of the Company’s common stock in the open market and at June 30, 2003, all such shares had been awarded. Common stock awarded under the RRP vests ratably over a five-year period, commencing with the date of the award. Expenses recognized under the RRP plan totaled approximately $74,000 and $73,000 for 2007 and 2006.

Note 14: Stock Option Plan

The Company has a fixed option plan under which it may grant options that vest over five years to employees. The exercise price of each option is intended to equal the fair value of the Company’s stock on the date of grant. An option’s maximum term is ten years.

See Notes to Consolidated Financial Statements	21

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

There were no new grants during the years ended June 30, 2007 and 2006.

Total compensation cost recognized in the income statement for share-based payment arrangements during the year 2007 was $12,000. The recognized tax benefit related thereto was $5,000 for the years ended June 30, 2007.

A summary of option activity under the Plan as of June 30, 2007, and changes during the year then ended, is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, beginning of year	39,216	$18.83
Forfeited	(3,200)	$23.29

Outstanding, end of year	36,016	$18.43	5.98	$558,962

Exercisable, end of year	23,583	$17.71	5.81	$383,066

Note 15: Other Comprehensive Income (Loss)

	2007	2006
Unrealized losses on securities
Unrealized holding losses arising during the year	$(303)	$(470)
Less: reclassification adjustment for gains (losses) realized in net income	(18)	10

	(285)	(480)
Tax benefit	(113)	(190)

	$(172)	$(290)

At June 30, 2007 and 2006, accumulated other comprehensive loss consisted solely of net unrealized losses on securities.

See Notes to Consolidated Financial Statements	22

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Note 16: Fair Values of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents—The fair value of cash and cash equivalents approximates carrying value.

Interest-Bearing Time Deposits—The fair value of interest-bearing time deposits approximates carrying value.

Securities and Mortgage-Backed Securities—Fair values are based on quoted market prices.

Loans—For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans, including one-to-four family residential, are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair value for other loans is estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Loans Held for Sale—The fair value of loans held for sale approximates carrying value.

Interest Receivable/Payable—The fair values of interest receivable/payable approximate carrying values.

FHLB Stock—The fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

Deposits—The fair values of noninterest-bearing, interest-bearing demand and savings accounts are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

See Notes to Consolidated Financial Statements	23

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Federal Home Loan Bank Advances and Other Borrowings—The fair value of these borrowings are estimated using a discounted cash flow calculation, based on current rates for similar debt.

Off-Balance Sheet Commitments—The fair value of these commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The difference between the fair value and notional amounts of off-balance sheet commitments at June 30, 2007 and 2006 was not material.

The estimated fair values of the Company’s financial instruments are as follows:

	2007		2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	$1,689	$1,689	$2,258	$2,258
Interest-bearing time deposits	100	100	100	100
Investment securities available for sale	16,162	16,162	17,130	17,130
Investment securities held to maturity	122	122	144	145
Loans held for sale	137	137	325	325
Loans, net	97,450	96,389	109,812	111,843
Interest receivable	821	821	858	858
FHLB stock	1,526	1,526	1,725	1,725

Liabilities
Deposits	84,930	84,792	93,742	94,469
FHLB advances	20,969	20,682	27,806	27,576
Other borrowings	5,750	5,750	5,688	5,688
Interest payable	248	248	229	229

See Notes to Consolidated Financial Statements	24

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Note 17: Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company.

Condensed Balance Sheets

	2007	2006
Assets
Cash	$540	$1,172
Investment in Bank	16,062	15,737
Investment in unconsolidated subsidiary	155	155
Other assets	488	449

Total assets	$17,245	$17,513

Liabilities
Borrowings	$5,155	$5,155
Other	128	99

Total liabilities	5,283	5,254

Shareholders’ equity
Common stock	5,381	5,392
Retained earnings	6,995	7,655
Unearned RRP	—	(147)
Unearned ESOP	(211)	(267)
Accumulated other comprehensive loss	(203)	(374)

	11,962	12,259

Total liabilities and shareholders’ equity	$17,245	$17,513

See Notes to Consolidated Financial Statements	25

City Savings Financial Corporation

Notes to Consolidated Financial Statements

June 30, 2007 and 2006

(Table Dollar Amounts in Thousands, Except Share Data)

Condensed Statements of Operations

	2007	2006
Income—interest	$33	$32

Expenses
Interest	435	377
Other	293	95

	728	472

Loss before equity in undistributed income of Bank and income tax expense	(695)	(440)
Equity in undistributed income of Bank	30	109

Loss before income tax	(665)	(331)
Income tax benefit	(175)	(174)

Net loss	$(490)	$(157)

Condensed Statements of Cash Flows

	2007	2006
Cash flows from operating activities
Net loss	$(490)	$(157)
Other	28	133

Net cash used in operating activities	(462)	(24)
Cash flows from financing activity—dividends paid	(170)	(168)

Net change in cash	(632)	(192)
Cash at beginning of year	1,172	1,364

Cash at end of year	$540	$1,172

Note 18: Other Events

On March 8, 2007, the Company executed a definitive merger agreement with The LaPorte Savings Bank, LaPorte, Indiana (LaPorte), pursuant to which LaPorte will acquire the Company and City Savings Bank for $34.00 per share. The Company’s board of directors unanimously approved the merger agreement, and it is expected that the merger will close in the fourth quarter of 2007 pending regulatory and shareholder approval. The merger agreement may be terminated at any time prior to the completion of the merger upon the occurrence of certain events which could require a fee of $750,000 to be paid to LaPorte. As of June 30, 2007, the Company has recorded $253,000 in merger related expenses and has been expensing all merger related expenses as they are incurred.

See Notes to Consolidated Financial Statements	26